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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 5, 2006



                                      UICI
             (Exact name of registrant as specified in its charter)

         Delaware                   001-14953                75-2044750
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
     of incorporation)                                 Identification Number)



 9151 Grapevine Highway, North Richland Hills, Texas              76180
 ---------------------------------------------------    ------------------------
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (817) 255-5200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                INTRODUCTORY NOTE

On April 5, 2006 (the "Closing Date"), UICI (the "Company" or "UICI") completed its merger (the "Merger") with Premium Acquisition, Inc., Mulberry Acquisition, Inc., and DLJMB IV First Merger Co. Acquisition Inc. (together, the "Merger Cos") pursuant to an Agreement and Plan of Merger, dated as of September 15, 2005, among the Company, the Merger Cos, Premium Finance LLC, Mulberry Finance Co., Inc., and DLJMB IV First Merger LLC (the "Merger Agreement"). The Merger Cos were formed by private equity funds affiliated with The Blackstone Group ("Blackstone," and such funds the "Blackstone Stockholders"), wholly-owned subsidiaries of private equity funds affiliated with Goldman Sachs
Capital Partners ("Goldman Sachs," and such subsidiaries the "Goldman Sachs Stockholders"), and private equity funds affiliated with DLJ Merchant Banking Partners ("DLJ," and such funds the "DLJ Stockholders"). We sometimes refer to Blackstone, Goldman Sachs, and DLJ collectively as the "Sponsors," and to the Blackstone Stockholders, Goldman Sachs Stockholders, and DLJ Stockholders collectively as the "Private Equity Stockholders."

In connection with the Merger, the Company transferred substantially all of its assets and liabilities to HealthMarkets, LLC ("HealthMarkets"), a wholly-owned subsidiary of the Company. Immediately following this transfer, each of the Merger Cos was merged with and into the Company.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.      CREDIT AGREEMENT

In connection with the Merger, HealthMarkets entered into a credit agreement (the "Credit Agreement"), dated as of the Closing Date, among HealthMarkets, the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, each lender from time to time party thereto, Morgan Stanley Senior Funding Inc., as Syndication Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent. The Credit Agreement provides for a $500 million term loan facility and a $75 million revolving credit facility, which includes a $35 million letter of credit subfacility. The full amount of the term loan was available and drawn at closing; the proceeds thereof were used to fund the consideration paid in the Merger. The following is a brief description of the Credit Agreement and the terms of the borrowings and letters of credit thereunder:

MATURITY; PREPAYMENTS

The revolving credit facility will mature on April 5, 2011, and the term loan facility will mature on April 5, 2012. The term loan will amortize in nominal quarterly installments (not exceeding one percent of the aggregate principal amount thereof per annum) until the maturity date. Borrowings under the Credit Agreement may be subject to mandatory prepayment and reduction in an amount equal to: (a) the net cash proceeds of certain dispositions by HealthMarkets and certain of its subsidiaries; and (b) 50 percent of annual excess cash flow (as defined in the credit agreement) for any fiscal year, subject to reduction at certain leverage ratio targets.

GUARANTEES; SECURITY

The obligations of HealthMarkets under the Credit Agreement are guaranteed by UICI and Performance Driven Awards, Inc., a direct subsidiary of HealthMarkets. The obligations of UICI and HealthMarkets are secured by pledges of the membership interests of HealthMarkets, the capital stock or membership interests, as applicable, of HealthMarkets' domestic subsidiaries and up to 65 percent of the capital stock of each direct foreign subsidiary of HealthMarkets. The pledges are subject to certain exceptions.

INTEREST

At HealthMarket's election, the interest rates per annum applicable to borrowings under the Credit Agreement will be based on a fluctuating rate of interest measured by reference to either (a) the London inter-bank offered rate ("LIBOR") plus a borrowing margin, or (b) a base rate plus a borrowing margin.

FEES


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HealthMarkets will pay (a) fees on the unused loan commitments of the lenders,
(b) letter of credit participation fees for all letters of credit issued, plus fronting fees for the letter of credit issuing bank, and (c) other customary fees in respect of the credit facility.

COVENANTS

The Credit Agreement contains a number of covenants that, among other things, limit or restrict the ability of HealthMarkets and certain of its subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, make dividends and other restricted payments, create liens, make investments, engage in mergers, change the nature of their business, or engage in certain transactions with affiliates. In addition, HealthMarkets and its restricted subsidiaries will be required to comply with a maximum total leverage ratio test, and the borrower and certain of its insurance subsidiaries will be required to comply with a minimum adjusted statutory surplus requirement. The Credit Agreement also limits or restricts the ability of UICI to create liens on any of the equity interests in HealthMarkets.

EVENTS OF DEFAULT

The Credit Agreement contains customary events of default including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, change of control, material invalidity of the Credit Agreement or certain related documents, and material judgments.

The description of the Credit Agreement in this Item 1.01 is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference into this Item 1.01.

2.      PREFERRED STOCK FINANCING

Pursuant to a purchase agreement, dated March 7, 2006 (the "Purchase Agreement"), among Premium Finance LLC, Mulberry Finance Co., Inc., DLJMB IV First Merger LLC (together, the "SibCos"), First Tennessee Bank National Association ("FTN") and Merrill Lynch International ("MLI"), as amended by an assignment and assumption and amendment agreement, dated as of April 5, 2006, among the SibCos, HealthMarkets, HealthMarkets Capital Trust I, HealthMarkets Capital Trust II, FTN, MLI and ALESCO Preferred Funding X, Ltd. (together with FTN and MLI, the "Purchasers"), the Purchasers agreed to purchase from HealthMarkets Capital Trust I and HealthMarkets Capital Trust II, two newly formed Delaware statutory business trusts (the "Trusts"), $100 million of floating rate trust preferred securities (the "Trust Preferred Securities").
The Trust Preferred Securities as well as $3.1 million of floating rate common securities (the "Common Securities" and, collectively with the Trust Preferred Securities, the "Trust Securities") were issued by the Trusts pursuant to Amended and Restated Trust Agreements among HealthMarkets, as Depositor, and LaSalle Bank National Association as Property Trustee and Christiana Bank and Trust Company as Delaware Trustee. The Trusts invested the $100 million of proceeds from the sale of the Trust Preferred Securities, together with the proceeds from the issuance to HealthMarkets by the Trusts of the Common Securities, in an equivalent face amount of HealthMarkets' Floating Rate Junior Subordinated Notes due 2036 (the "Notes"). The Notes were issued under two Indentures, dated as of April 5, 2006 (the "Indentures") between HealthMarkets and LaSalle Bank National Association as Trustee. The Notes, which constitute the sole assets of the Trusts, are subordinate and junior in right of payment to all senior indebtedness (as defined in the Indentures) of HealthMarkets.
$50 million principal amount of the Notes accrue interest at a floating rate equal to three-month LIBOR plus 3.05% and $50 million of the Notes accrue interest at a fixed rate of 8.367% through but excluding June 15, 2011 and thereafter at a floating rate equal to three-month LIBOR plus 3.05%. Distributions on the Trust Securities will be paid at the same interest rate paid on the Notes.

Pursuant to two Guarantee Agreements dated as of the Closing Date between HealthMarkets and LaSalle Bank National Association, as Guarantee Trustee, HealthMarkets has fully and unconditionally guaranteed the payment by the Trusts of distributions and other amounts payable under the Trust Securities. The guarantee is subordinated to the same extent as the Notes.


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The Trusts are obligated to redeem the Trust Securities when the Notes are paid at maturity or upon any earlier prepayment of the Notes. Prior to June 15, 2011 the Notes may be redeemed only upon the occurrence of certain tax or investment company events at 105.0% of the principal amount thereof in the first year reducing by 1.25% per year until it reaches 100.0%. On and after June 15, 2011 the Notes are redeemable, in whole or in part, at the option of HealthMarkets at 100.0% of the principal amount thereof. Under the provisions of the Notes, HealthMarkets will have the right to defer payment of the interest on the Notes at any time, or from time to time, for up to twenty consecutive quarterly periods. If interest payments on the Notes are deferred, the distributions on the Trust Securities will also be deferred.

The description of the Trust Preferred Securities in this Item 1.01 is qualified in its entirety by reference to the documents relating to the Trust Preferred Securities, which are filed as Exhibits 4.1 through 4.6, 10.4 and 10.5 to this Form 8-K and incorporated by reference into this Item 1.01.


3.      STOCKHOLDERS AGREEMENT

On April 5, 2006, the Company entered into a stockholders agreement (the "Stockholders Agreement") with the Private Equity Stockholders and with the following employees or officers of the Company (the "Management Stockholders"):
Anthony M. Garcia, William J. Gedwed, William B. Harrigan, Cary J. McCarty, Phillip J. Myhra, Consuelo Palacios, and William Truxal. The following is a summary of the material terms of the Stockholders Agreement. The description of the Stockholders Agreement in this Item 1.01 is qualified in its entirety by reference to the text of the Stockholders Agreement, which is incorporated by reference as an exhibit to this Form 8-K and into this Item 1.01.

BOARD COMPOSITION

The Stockholders Agreement provides that the board of directors of the Company consists of:

     o up to 6 directors nominated or designated by the Blackstone Stockholders and any permitted transferee thereof (collectively, the "Blackstone Investor Group");
     o up to 2 directors nominated or designated by the Goldman Sachs Stockholders and any permitted transferee thereof (collectively, the "GS Investor Group");
     o up to 1 director nominated or designated by the DLJ Stockholders and any permitted transferee thereof (collectively, the "DLJ Investor Group," and each of the Blackstone Investor Group, the GS Investor Group and the DLJ Investor Group, a "Private Equity Investor Group");
     o 1 member of management, which we refer to as the "management director," to be nominated by Private Equity Stockholders holding a majority of the class A-1 common stock held by Private Equity Stockholders; and
     o additional directors, including directors who may be considered independent under various SEC and stock exchange definitions to the extent deemed necessary or advisable.

The allocation of board representation to the Private Equity Investor Groups will be reduced as the ownership interest of class A-1 common stock of such Private Equity Investor Group is reduced. The Blackstone Investor Group will have the ability to designate a majority of the directors for so long as it holds a majority of the shares of class A-1 common stock issued to the Private Equity Investor Group in the Merger. Each Private Equity Investor Group group will lose its right to designate directors entirely when its ownership of shares of class A-1 common stock is less than the greater of (i) five percent of the shares of class A-1 common stock issued to the Private Equity Stockholders in the Merger and (ii) three percent of the then-outstanding shares of class A-1 common stock.

Generally, each director will have one vote. However, if the Blackstone
Investor Group nominates or designates fewer than the maximum number of directors to which they are entitled, then the Blackstone Investor Group's directors will have aggregate voting power on board matters equal to the maximum number of directors that the Blackstone Investor Group is entitled to nominate or designate divided by the number of directors they have actually nominated or designated.

The initial composition of the board of directors is described in Item 5.02 of this Form 8-K.


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APPROVAL RIGHTS

The Stockholders Agreement provides that without the approval of directors designated by at least two Private Equity Investor Groups, in addition to any customary board approval, the Company will not, and will cause its subsidiaries not to, take certain actions, including:

     o certain mergers, consolidations, business combinations, reorganizations or liquidations;
     o certain acquisitions or dispositions of business or assets valued in excess of 20% of the fair market value of the total assets of the Company and its subsidiaries;
     o certain debt and preferred stock issuances that would increase the aggregate debt and preferred stock level by an amount in excess of 20% of the fair market value of the total assets of the Company and its subsidiaries;
     o transactions with affiliates, other than de minimis transactions on arm's length terms; or
     o amendments to the certificate of incorporation or bylaws with the purpose or effect of the transactions described above or that would conflict with other terms of the Stockholders Agreement.

The Stockholders Agreement also provides that, without the approval of the affected Private Equity Investor Group, if the affected party is a Private Equity Investor Group, or the approval of a majority (by ownership of shares of class A-1 common stock) of the Management Stockholders, if the affected party is a Management Stockholder, neither the Stockholders Agreement nor the certificate of incorporation or bylaws may be amended in a manner that imposes additional transfer restrictions, limits any Private Equity Investor Group's right to designate directors or further limits "tag-along" rights or the rights of a stockholder to participate in public offerings. The Stockholders Agreement also provides that the Stockholders Agreement, the certificate of incorporation and bylaws may not be amended without the approval of each affected Private Equity Investor Group, if such amendment would subject any Private Equity
Investor Group to materially adverse differential treatment as compared to the other Private Equity Investor Groups.

In addition, the Stockholders Agreement provides that, as long as any member of the GS Investor Group remains party to the Stockholders Agreement, the Company and its subsidiaries are not permitted to directly or indirectly acquire or otherwise control equity securities of any bank holding company, depositary institution or certain other bank entities without the approval of the GS Investor Group and at least one other Private Equity Investor Group.

CORPORATE OPPORTUNITIES

The Stockholders Agreement provides that the Private Equity Investor Groups and the directors designated by them have no duty to provide the Company with any business or other opportunities, and have the right to engage in corporate opportunities for their own account, in each case to the fullest extent permitted by law.

TRANSFER RESTRICTIONS

Under the terms of the Stockholders Agreement, transfers of shares of class A-1 common stock are generally prohibited except:

     o pursuant to "tag-along" sales and "drag-along" sales, as described below;
     o after an initial public offering of the Company (and subject to the provisions of the Registration Rights Agreement described below):
     o    in a registered public offering;
     o    pursuant to Rule 144 promulgated under the Securities Act; or
     o in a distribution of shares of class A-1 common stock by a Private Equity Investor Group to its general or limited partners, members, managers or shareholders; or
     o with the approval of the Private Equity Investor Group holding a majority of the shares held by the Private Equity Investor Groups.

In addition, members of each Private Equity Investor Group are expected to be permitted to transfer their shares of class A-1 common stock to investment funds that are directly or indirectly managed or advised by the manager

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                                       5

or advisor of such Private Equity Investor Groups.

Finally, Management Stockholders are expected to be permitted to transfer their shares of class A-1 common stock:

     o    to the Company;
     o upon the death of the holder, pursuant to applicable laws of descent and distribution; or
     o for estate planning purposes, pursuant to a transfer to the holder's immediate family, whether directly or indirectly by means of a trust or partnership or other bona fide estate-planning vehicle the only beneficiaries of which are the holder's immediate family.

TAG-ALONG RIGHTS

If any Private Equity Investor Group proposes to transfer shares of class A-1 common stock in a "tag-along sale" (as described below), then that Private Equity Investor Group is required to offer to each other Private Equity Investor Group the right to sell a pro rata portion of its shares on the same terms and conditions as the proposed transfer. This right to tag-along is also provided to Management Stockholders if the shares proposed to be transferred by the Private Equity Investor Groups initiating the sale represent more than 50% of the outstanding shares of class A-1 common stock.

A "tag-along sale" means:

     o before an initial public offering of the common stock of the Company, a transfer (1) of at least 1% of the outstanding shares of class A-1 common stock by the Private Equity Investor Groups holding a majority of the outstanding shares of class A-1 common stock held by the Private Equity Investor Groups in the aggregate or (2) of at least 5% of the outstanding shares of class A-1 common stock by any Private Equity Investor Group, and
     o after an initial public offering of the common stock of the Company, a transfer by a Private Equity Investor Group of at least 10% of the total amount of shares of class A-1 common stock outstanding.

DRAG-ALONG RIGHTS

The Stockholders Agreement provides that if the Private Equity Investor Groups collectively own at least fifty percent (50%) of the Company's outstanding class A-1 common stock, and Private Equity Investor Groups owning at least thirty-five percent (35%) of the Company's class A-1 common stock propose to sell shares of the Company's common stock to any third party which, taking into account all shares to be transferred in this or similar transactions, would result in the transfer of greater than 50% of the outstanding common stock of the Company, then the selling Private Equity Investor Groups will have the option to obligate each holder of class A-1 common stock to sell the same proportion of the holder's shares as is sold by the selling Private Equity Investor Groups. Upon the exercise of this drag-along option, each holder of class A-1 common stock that is party to the Stockholders Agreement will be subject to many of the same terms as those applicable to shares held by the selling Private Equity Investor Groups.

INFORMATION RIGHTS

The Stockholders Agreement requires the Company to prepare and furnish to each Private Equity Investor Group and Management Stockholder annual and quarterly financial statements, operating and capital expenditure budgets, and to the extent otherwise prepared, other periodic information relating to the operations and cash flows of the Company and its subsidiaries.

PREEMPTIVE RIGHTS

The Stockholders Agreement provides that each Private Equity Investor Group and Management Stockholder will have preemptive rights to acquire securities to be issued by the Company in order to maintain their then-current proportionate ownership of common stock, with certain permitted exceptions.

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                                       6

LINE OF BUSINESS COVENANT

The Stockholders Agreement requires the Company to advise each Private Equity Investor Group before the Company directly or indirectly enters into any line of business materially different from its existing lines of business and will discuss in good faith and reasonably cooperate with the Private Equity
Investor Groups' efforts toward resolving any regulatory problem that such actions may cause them.

COMPANY REPURCHASE RIGHT

Prior to an initial public offering of the Company's stock, in the event the employment of a Management Stockholder is terminated "for cause," as such term is defined in the manager's employment agreement, the Company will have the right to purchase such holder's class A-1 common stock at a price equal to the lesser of: (x) the weighted average price paid by the Management Stockholder or
(y) the fair market value of the shares to be redeemed (as determined in good faith by the board of directors). In the event the employment of a Management Stockholder is terminated other than "for cause" or if the Management Stockholder terminates his or her employment, the Company will have the right to purchase the holder's class A-1 common stock at the fair market value of the shares. In these circumstances, at the discretion of the board of directors, in light of the availability under or limitations imposed by any credit agreement or other debt agreement and the capital and liquidity position of the Company, it may pay the repurchase price in the form of a note.

4.      TRANSACTION AND MONITORING FEE AGREEMENTS

The Company is party to transaction and monitoring fee agreements (the "Transaction and Monitoring Fee Agreements") with Blackstone Management Partners IV L.L.C., Goldman, Sachs & Co., and DLJ Merchant Banking, Inc. (the "Advisors") pursuant to which the Advisors will provide the Company with management and monitoring services. Under the terms of the Transaction and Monitoring Fee Agreements, the Company has agreed to pay the Advisors fees aggregating approximately $28 dollars for services provided in connection with the Merger and related transactions (in addition to $13 million for third-party advisory services payable to The Blackstone Group, L.P. and J.P. Morgan Securities Inc.). The Company has also agreed to pay to the Advisors annual monitoring fees initially aggregating approximately $12.5 million, and thereafter adjusted based On the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). The monitoring fees for 2006 and for a pro rata portion of 2005 beginning on September 12, 2005, were paid to the Advisors on the Closing Date.

The Transaction and Monitoring Fee Agreements contain customary indemnification provisions in favor of the Advisors and their respective designees and affiliates, as well as expense reimbursement provisions with respect to expenses they incur in connection with the performance of their services thereunder. The indemnity and expense reimbursement provisions will survive the termination of the Transaction and Monitoring Fee Agreements.

5.      REGISTRATION RIGHTS AND COORDINATION COMMITTEE AGREEMENT

The Company is party to a registration rights and coordination committee agreement, dated as of April 5, 2006 (the "Registration Rights Agreement"), with the Private Equity Stockholders, providing for demand and piggyback registration rights with respect to the class A-1 common stock. The Management Stockholders are also expected to become parties to the Registration Rights Agreement. Following an initial public offering of the Company's stock, the Blackstone Investor Group will have the right to demand such registration under the Securities Act of its shares for public sale on up to five occasions, the GS Investor Group will have the right to demand such registration on up to two occasions, and the DLJ Investor Group will have the right to demand such registration on one occasion. No more than one such demand is permitted within any 180-day period without the consent of the board of directors of the Company. In addition, both the Private Equity Investor Groups and the Management Stockholders have so-called "piggy-back" rights, which are rights to request that their shares be included in registrations initiated by the Company or by any Private Equity Investor Group. Following an initial public offering of the Company's stock, sales or other transfers of the Company's stock by parties to the Registration Rights Agreement will be subject to pre-approval, with certain limited exceptions, by a Coordination Committee that will consist of representatives from each of the Private Equity Investor Groups. In addition the Coordination Committee shall have the right to request that the Company effect a "shelf" registration.

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                                       7

The description of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is filed as an exhibit to this Form 8-K and incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Sections 1 and 2 of Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the "NYSE") on April 5, 2006, that each publicly-held share of the Company's common stock was exchanged for cash, with the result that the public would cease to hold any equity interest in the Company, and requested that the NYSE terminate the listing of its common stock.

ITEM 3.03      MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Pursuant to the Merger Agreement, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger and held by the public was cancelled and automatically converted into the right to receive $37.00 in cash, without interest.

Pursuant to the Merger, the common stock of the Company was renamed "class A-1 common stock," and the shares of common stock beneficially owned through UICI's agent stock accumulation plans by certain of UICI's independent insurance agents were exchanged for shares of a new class of UICI common stock known as "class A-2 common stock."

Also pursuant to the Merger, the Company adopted a new certificate of incorporation and bylaws. The new certificate of incorporation of the Company imposes certain restrictions on holders of class A-2 common stock, including transfer restrictions and drag-along requirements, similar to those imposed on holders of class A-1 common stock by the Stockholders Agreement. The new certificate of incorporation also limits the Company's power to issue shares of class A-2 common stock, and allows the Company to require redemption of shares of class A-2 common stock in certain circumstances. The description of the Company's certificate of incorporation and bylaws in this Item 3.03 is qualified in its entirety by reference to the certificate of incorporation and bylaws, which are incorporated by reference as exhibits to this Form 8-K and into this Item 3.03.

The Stockholders Agreement and the Registration Rights Agreement modify the rights of holders of class A-1 common stock; accordingly, the information set forth in Sections 3 and 5 of Item 1.01 is incorporated by reference into this
Item 3.03.

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT.

On April 5, 2006, pursuant to the terms of the Merger Agreement, the Sponsors consummated the recapitalization of the Company through the merger of the Merger Cos with and into the Company. The Company was the surviving corporation in the Merger. As a result of the Merger, approximately 89.3% of the common stock of the Company is owned by private equity funds associated with the Sponsors (or, in the case of Goldman Sachs, by wholly-owned subsidiaries of private equity funds associated with Goldman Sachs).

The aggregate purchase price paid for the shares of the Company's common stock acquired in the Merger was approximately $1.7 billion. This aggregate purchase price and related fees and expenses were funded by the new credit facilities and proceeds of the Trust Preferred Securities described in Sections 1 and 2 of Item
1.01 above, as well as by equity financing from the Sponsors and certain members of management of the Company.

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                                       8

Pursuant to the Stockholders Agreement and other governing documents, the Private Equity Investor Group which are associated with the Sponsors, have certain rights to designate directors of the Company. The information set forth in Section 3 of Item 1.01 is incorporated by reference into this Item 5.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the Merger, each of Glenn W. Reed, Dennis C. McCuistion, Richard T. Mockler, and R. H. Thompson voluntarily resigned from the board of directors of the Company on April 5, 2006. Following these director resignations, each of the following was named to the board of directors of the company by operation of the Merger and pursuant to the Stockholders Agreement:

     o    Chinh E. Chu, a senior managing director of The Blackstone Group LP;
     o    Matthew S. Kabaker, a principal of The Blackstone Group LP;
     o    Adrian M. Jones, a managing director of Goldman, Sachs & Co.;
     o    Nathaniel Zilkha, a vice president of Goldman, Sachs & Co.; and
     o    Kamil M. Salame, a partner of DLJ Merchant Banking Partners.

In addition, William J. Gedwed and Mural S. Josephson remain directors of the Company, having been reappointed as directors by the new board. Messrs. Chu and Kabaker each have three votes in all matters to be acted or voted upon or determined by the board of directors. The officers of the Company before the Merger have continued in office as officers of the Company after the Closing Date.

Pursuant to the Stockholders Agreement described in Section 3 of Item 1.01 and other governing documents, the Private Equity Investor Groups, which are associated with the Sponsors will have certain rights to designate the directors of the Company. As a result of their respective positions with the Sponsors, one or more of Messrs. Chu, Kabaker, Jones, Zilkha, and Salame may be deemed to have an indirect material interest in the Transaction and Monitoring Fee Agreements described in Section 4 of Item 1.01. Accordingly, the information in Section 4 of Item 1.01 is incorporated by reference into this Item 5.02.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On the Closing Date, the Company adopted a new certificate of incorporation and new bylaws. The information set forth in Item 3.03 is incorporated into this
Item 5.03 by reference.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

See the Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.


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                                       9




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     UICI

   Date: April 11, 2006              By: /s/ Mark D. Hauptman
                                        --------------------------------------
                                        Name:   Mark D. Hauptman
                                        Title:  Vice President and Chief
                                                Financial Officer

                                 EXHIBIT INDEX

 EXHIBIT NO.   DESCRIPTION


     2.1 Agreement and Plan of Merger, dated as of September 15, 2005, by and among Premium Finance LLC, Mulberry Finance Co., Inc., DLJMB IV First Merger LLC, Premium Acquisition, Inc., Mulberry Acquisition, Inc., DLJMB IV First Merger Co Acquisition Inc., and UICI (incorporated by reference to Exhibit 2.1 to UICI's Registration Statement on Form S-4 filed on January 20, 2006)

     3.1 Certificate of Incorporation of UICI (incorporated by reference to Exhibit 1 to UICI's Registration Statement on Form 8-A filed on April 5, 2006)

     3.2 By-Laws of UICI (incorporated by reference to Exhibit 2 to UICI's Registration Statement on Form 8-A filed on April 5, 2006)

     4.1 Amended and Restated Trust Agreement, dated as of April 5, 2006, among HealthMarkets, LLC, LaSalle Bank National Association, Christiana Bank & Trust Company, and certain administrative trustees named therein (HealthMarkets Capital Trust I)

     4.2 Amended and Restated Trust Agreement, dated as of April 5, 2006, among HealthMarkets, LLC, LaSalle Bank National Association, Christina Bank & Trust Company, and certain administrative trusteeas named therein (HealthMarkets Capital Trust II)

     4.3 Junior Subordinated Indenture, dated as of April 5, 2006, between HealthMarkets, LLC and LaSalle Bank National Association (HealthMarkets Capital Trust I)

     4.4 Junior Subordinated Indenture, dated as of April 5, 2006, between HealthMarkets, LLC and LaSalle Bank National Association (HealthMarkets Capital Trust II)

     4.5 Guarantee Agreement, dated as of April 5, 2006, between HealthMarkets, LLC and LaSalle Bank National Association (HealthMarkets Capital Trust I)

     4.6 Guarantee Agreement, dated as of April 5, 2006, between HealthMarkets, LLC and LaSalle Bank National Association (HealthMarkets Capital Trust II)

    10.1 Credit Agreement dated as of April 5, 2006, among HealthMarkets, LLC, UICI, JPMorgan Chase Bank, N.A., as Administrative
               Agent and L/C Issuer, each lender from time to time party thereto, Morgan Stanley Senior Funding Inc., as Syndication Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent

    10.2 Stockholders' Agreement, dated as of April 5, 2006, by and among UICI and certain stockholders named therein (incorporated by reference to Exhibit 4.1 to UICI's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for the UICI Restated and Amended 1987 Stock Option Plan filed on on April 6, 2006)

    10.3 Registration Rights and Coordination Committee Agreement, dated as of April 5, 2006, by and among UICI and certain stockholders named therein


    10.4 Purchase Agreement, dated as of March 7, 2006, among Premium Finance LLC, Mulberry Finance Co., Inc., DLJMB IV First Merger LLC, Merrill Lynch International, and First Tennessee Bank National Association

    10.5 Assignment and Assumption and Amendment Agreement, dated as of April 5, 2006, among HealthMarkets, LLC, HealthMarkets Capital Trust I, HealthMarkets Capital Trust II, Premium Finance LLC, Mulberry Finance Co., Inc., DLJMB IV First Merger LLC, First Tennessee Bank National Association, Merrill Lynch International and ALESCO Preferred Funding X, Ltd.